Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2014 Results

ATLANTA--(BUSINESS WIRE)--August 29, 2013--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal 2014. The Company has delivered 50 consecutive quarters of profitability.

Key first quarter financial metrics:

  Total revenues for the quarter ended July 31, 2013 were $23.3 million, a decrease of 10% over the comparable period last year.
  Software license fee revenues for the quarter ended July 31, 2013 were $3.2 million, a decrease of 37% over the same period last year.
  Services and other revenues for the quarter ended July 31, 2013 were $11.2 million compared to $12.5 million for the same period last year, a decrease of 10%.
  Maintenance revenues for the quarter ended July 31, 2013 were $8.9 million compared to $8.3 million, an increase of 6% over the same period last year.
  Operating earnings for the quarter ended July 31, 2013 were $2.4 million, a decrease of 36% compared to the same period last year.
  GAAP net earnings for the quarter ended July 31, 2013 were $1.6 million or $0.06 per fully diluted share, a decrease of 34% over the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2013, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $1.9 million or $0.07 per fully diluted share compared to $2.7 million or $0.10 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $3.8 million for the quarter ended July 31, 2013 compared to $5.2 million for the quarter ended July 31, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $70.6 million as of July 31, 2013. The Company increased cash and investments by approximately $4.3 million when compared to July 31, 2012.

“First quarter license revenue was below our expectations,” stated Mike Edenfield, president and CEO of American Software. “The global economic outlook appears to be undermining business confidence and the ability to commit capital to improve their supply chains. During the quarter, several larger opportunities were delayed and pushed out into the future. However, some of these have recently started negotiations with the Company.

“Amidst these unpredictable market conditions it’s important for companies to increase visibility and become more flexible. The automated supply chain management solutions in our software portfolio enable companies to better plan and re-plan, react faster, and adapt in ways they never have before,” continued Edenfield. “With improved visibility into real-time supply conditions and collaboration within their businesses as well as with customers and suppliers, companies are boosting operational efficiency and managing inventory investments with greater precision and a keen focus on customer service.”

Additional highlights for the first quarter of fiscal 2014 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: AGC Glass Products Company, Balkamp, Brightstar, Dolce Vita Footwear, Eveready Battery Company, Grainger Colombia, Hexcel Corporation, MEGlobal International FZE, Reliable Automatic Sprinkler, and Rocky Brands.
  During the quarter, software license agreements were signed with customers located in the following 11 countries: Australia, Brazil, Canada, China, Colombia, Japan, New Zealand, Sweden, the United Arab Emirates, the United Kingdom and the United States.
  NGC® Software, a wholly-owned subsidiary of the Company, announced during the quarter that Cary Francis Group, a merchandising, marketing support and fulfillment company, implemented NGC’s Extended PLM software as an integrated solution for product lifecycle management, global sourcing/supply chain management, and CPSIA compliance.

  Logility, a wholly-owned subsidiary of the Company, congratulated its customers Craft Brew Alliance, PartyLite and Sonoco Products on being named recipients of Manufacturing Executive’s 2013 Manufacturing Leadership 100 Award. Craft Brew Alliance and PartyLite’s winning projects in the Global Value Chain category highlighted each company’s successful programs to optimize their supply chains through the use of Logility Voyager Solutions™. Sonoco Products was recognized in the Operational Excellence category for its use of Voyager Solutions to improve its production, supply, demand, and S&OP processes to reduce costs and enhance agility.
  Logility recognized the 25 recipients of the annual Gartner Supply Chain Top 25. In its ninth year, the 2013 Gartner Research Supply Chain Top 25 recognized 9 Logility customers for their innovation and ability to develop and execute advanced supply chain principles. In all, nearly 40 percent of the Top 25 rely on Logility Voyager Solutions™ and Demand Solutions® to power their supply chain success.

Company & Technology

  Logility announced its ability to dramatically increase the speed and simplicity of supply chain to ERP integration. Through its work with AdapChain, Logility has reduced the cost and complexity associated with integration of our best-of-breed supply chain management software with enterprise resource planning (ERP) systems such as those from SAP, Oracle, Infor, and others. Logility’s template-based approach allows high-performance integrations to be completed in 30 to 60 days, at much lower risk and overall cost.
  Logility Cloud Services, a comprehensive deployment portfolio, provides a flexible menu of services to accelerate the benefits of supply chain initiatives. Building on more than 10 years of cloud deployment experience, Logility’s customers are able to tap into the industry-leading and award-winning capabilities of Logility Voyager Solutions™ either as a Software-as-a-Service (SaaS), Hosted or On-Premise deployment.
  Demand Management, Inc., a wholly-owned subsidiary of Logility, announced the availability of the Demand Solutions® platform as a software as a service (SaaS) offering. This cloud-based release includes all the same functionality as the on-premise Demand Solutions platform, but is hosted remotely and available on a subscription basis.
  Demand Management, Inc. announced the availability of business intelligence (BI) functionality within its Demand Solutions DSX platform. The solution now incorporates native BI into its data tables allowing users the ability to mine and share data efficiently across the supply chain.
  During the first quarter, Demand Management Inc. launched the addition of sophisticated workflow technology to its Demand Solutions DSX supply chain planning suite. The new functionality enables customers to fully configure workflow by user and role.
  Demand Management Inc. added Social™ Supply Chain and Social™ S&OP capabilities to its Demand Solutions DSX supply chain planning platform. This inventive use of social media technology is designed to help increasingly global manufacturers and distributors connect in real time to reduce cycle times and accelerate sales and operations planning.

  Demand Management unveiled a Predictive Lead Time module for the Demand Solutions DSX platform. This feature offers users an advanced degree of precision in inventory planning which takes into account seasonal variables and enables better risk management visibility.
  Demand Management, Inc. was named to the prestigious Top 100 Great Supply Chain Partner list by SupplyChainBrain. This is the company’s eighth time appearing on the list. Customers nominated the company for its significant impact on their efficiency, service and overall supply chain performance.
  Logility was recognized as one of the top workplaces in Atlanta for the third consecutive year. The recognition is based on an Atlanta Journal-Constitution survey completed by employees of the Atlanta-area.
  The editors of Supply & Demand Chain Executive named Logility, Demand Management and New Generation Computing to the 2013 Supply & Demand Chain Executive 100. The award highlights the "100 Great Supply Chain Projects" of the past year and marked the 11th year Logility has been honored and fifth year Demand Management has been recognized for enabling extraordinary supply chain initiatives.
  Logility, Demand Management and New Generation Computing were each recognized by Inbound Logistics as 2013 Top 100 Logistics IT Providers. This marks the 16th consecutive year Logility has been recognized and highlights each company’s ability to enable logistics excellence through innovative supply chain management solutions.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Hewlett-Packard, Parker Hannifin, Sigma-Aldrich, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Avery Dennison Corporation and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Spanx, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc.. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2013	2012	Pct Chg.
Revenues:
License	$3,218	$5,082	(37%)
Services & other	11,228	12,495	(10%)
Maintenance	8,872	8,337	6%
Total Revenues	23,318	25,914	(10%)

Cost of Revenues:
License	1,161	1,369	(15%)
Services & other	8,040	8,623	(7%)
Maintenance	1,962	1,912	3%
Total Cost of Revenues	11,163	11,904	(6%)
Gross Margin	12,155	14,010	(13%)
Operating expenses:
Research and development	2,817	2,969	(5%)
Less: capitalized development	(717)	(863)	(17%)
Sales and marketing	4,394	4,821	(9%)
General and administrative	3,153	3,110	1%
Provision for doubtful accounts	-	127	nm
Amortization of acquisition-related intangibles	125	125	0%

Total Operating Expenses	9,772	10,289	(5%)
Operating Earnings	2,383	3,721	(36%)
Interest Income & Other, Net	44	273	(84%)
Earnings Before Income Taxes	2,427	3,994	(39%)
Income Tax Expense	834	1,572	(47%)
Net Earnings	$1,593	$2,422	(34%)
Earnings per common share: (1)
Basic	$0.06	$0.09	(33%)
Diluted	$0.06	$0.09	(33%)

Weighted average number of common shares outstanding:
Basic	27,363	27,072
Diluted	27,815	27,567

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$1,593	$2,422	(34%)
Income tax expense	834	1,572	(47%)
Interest Income & Other, Net	(44)	(273)	(84%)
Amortization of intangibles	768	769	0%
Depreciation	261	274	(5%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,412	4,764	(28%)

Stock-based compensation	338	391	(14%)
Adjusted EBITDA	$3,750	$5,155	(27%)

EBITDA, as a percentage of revenues	15%	18%

Adjusted EBITDA, as a percentage of revenues	16%	20%

	First Quarter Ended
	July 31,
	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$1,593	$2,422	(34%)
Amortization of acquisition-related intangibles (2)	82	76	8%
Stock-based compensation (2)	222	237	(6%)
Adjusted Net Earnings	$1,897	$2,735	(31%)

Adjusted non-GAAP diluted earnings per share	$0.07	$0.10	(30%)

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.06 and $0.09 for the three months ended July 31, 2013 and 2012.
(2) - Tax affected using the effective tax rate for the three months period ended July 31, 2013 and 2012.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	July 31,	April 30,
	2013	2013

Cash and Short-term Investments	$63,457	$59,766
Accounts Receivable:
Billed	10,621	13,179
Unbilled	2,616	3,741
Total Accounts Receivable, net	13,237	16,920
Prepaids & Other	2,846	3,162
Current Assets	79,540	79,848

Investments - Non-current	7,103	6,658

PP&E, net	4,255	4,482
Capitalized Software, net	8,800	8,708
Goodwill	12,601	12,601
Other Intangibles, net	544	687
Other Non-current Assets	86	86
Total Assets	$112,929	$113,070

Accounts Payable	$963	$1,207
Accrued Compensation and Related costs	2,258	2,961
Other Current Liabilities	3,226	2,969
Deferred Tax Liability - Current	112	332
Deferred Revenues	19,606	21,291
Current Liabilities	26,165	28,760

Deferred Tax Liability - Long term	1,092	1,066

Shareholders' Equity	85,672	83,244

Total Liabilities & Shareholders' Equity	$112,929	$113,070

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer